Exhibit 14

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

THAT I, John D. Johns, being a Director of Protective Life and Annuity Insurance Company , a New York corporation (the “Company”), by these presents do make, constitute and appoint, Wayne E. Stuenkel, Richard J. Bielen, and Steven G. Walker, and each of them severally, my true and lawful attorneys-in-fact, each with full power and authority for me, in my name, and on my behalf, to sign, as my agent, the registration statement on Form N-4 to be filed by the Company with respect to the separate accounts of the Company, which are listed in the table below, as well as any pre-effective amendment or post-effective amendment to the registration statement for such separate accounts, for purposes of filing such registration statement with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 and/or the Securities Act of 1933, each as amended, as well as any instrument or document filed as part thereof, or in connection therewith or in any way related thereto, with like effect as though said registration statement or other document or instrument had been signed and filed personally by me in the capacity aforesaid.  Each said attorney-in-fact shall have power to act hereunder without the others.

Registrant Name	File No.
Variable Annuity Account A of Protective Life	811-8537

Except as otherwise specifically provided herein, the power of attorney granted herein shall not in any manner revoke in whole or in part any power of attorney that each person whose signature appears below has previously executed.  This power of attorney shall not be revoked by any subsequent power of attorney each person whose signature appears below may execute, unless such subsequent power specifically refers to this power of attorney or specifically states that the instrument is intended to revoke all prior general powers of attorney or all prior powers of attorney.

CAUTION TO THE PRINCIPAL:  Your Power of Attorney is an important document.  As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you.  You do not lose your authority to act even though you have given your agent similar authority.  When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest.  “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.  Your agent can act on your behalf only after signing the Power of Attorney before a notary public.  You can request information from your agent at any time.  If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agents and to the financial institutions where your accounts are located.  You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind.  If you are no longer of sound mind, a court can remove an agent for acting improperly.  Your agent cannot make health care decisions for you.  You may execute a “Health Care Proxy” to do this.  The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15.  This law is available at a law library, or online through the New York Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.  If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IN WITNESS WHEREOF, I have hereunto set my hand this 27 day of April, 2010.

/s/ John D. Johns
John D. Johns

ACKNOWLEDGMENT

STATE OF ALABAMA, COUNTY OF JEFFERSON     ss.:

On the 27 day of April, 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared John D. Johns, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ JoAnne Jolley
Notary Public, State of Alabama

IMPORTANT INFORMATION FOR THE AGENT:  When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal.  This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked.  You must:

(1)           act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2)           avoid conflicts that would impair your ability to act in the principal’s best interest;

(3)           keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4)           keep a record or all receipts, payments, and transactions conducted for the principal; and

(5)           disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner:  John D. Johns by (Your Signature) as Agent, or (Your Signature) as Agent for John D. Johns.

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney.  If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest.  You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named to this document, or the principal’s guardian if one has been appointed.  If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:  The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15.  If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

We, Wayne E. Stuenkel, Richard J. Bielen, and Steven G. Walker, have read the foregoing Power of Attorney.  We are the persons identified therein as agents for the principal named therein.  We acknowledge our legal responsibilities.

/s/ Wayne E. Stuenkel	April 27, 2010	/s/ Steven G. Walker	April 27, 2010
Wayne E. Stuenkel		Steven G. Walker

/s/ Richard J. Bielen	April 27, 2010
Richard J. Bielen

ACKNOWLEDGMENT

STATE OF ALABAMA, COUNTY OF JEFFERSON     ss.:

On the 27 day of April, 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared Wayne E. Stuenkel, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ JoAnne Jolley
Notary Public, State of ALABAMA

ACKNOWLEDGMENT

STATE OF ALABAMA, COUNTY OF JEFFERSON     ss.:

On the 27 day of April, 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared Steven G. Walker, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ JoAnne Jolley
Notary Public, State of ALABAMA

ACKNOWLEDGMENT

STATE OF ALABAMA, COUNTY OF JEFFERSON     ss.:

On the 27 day of April, 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared Richard J. Bielen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ JoAnne Jolley
Notary Public, State of ALABAMA